EXHIBIT 23.1

                         Consent of Independent Accounts

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of National Instruments Corporation of our report dated January 18, 2000 relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Austin, Texas
March 20, 2000